UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2019

BRAEMAR HOTELS & RESORTS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35972 (Commission File Number)	46-2488594 (I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 15, 2019, the Board of Directors (the “Board”) of Braemar Hotels & Resorts Inc., a Maryland corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Committee”), approved an amended Code of Business Conduct and Ethics (the “Code of Ethics”).  The Code of Ethics was amended to clarify that the Code of Ethics applies to every director of the Company and individuals who are: (i) employed directly by the Company, if any; or (ii) are employed by Ashford Inc. or its subsidiaries, including Ashford Hospitality Advisors LLC and (a) have been named an officer of the Company or (b) have been designated by the Legal Department of Ashford Inc. as subject to the Code of Ethics.  The Code of Ethics was also amended to clarify that, in the event of a conflict between the Code of Ethics and any agreement between the Company and its subsidiaries, on the one hand, and any of the following entities, on the other hand, the terms of such agreement shall govern and control any such conflict: (i) Ashford Hospitality Trust, Inc. or its subsidiaries; (ii) Ashford Inc. or its subsidiaries; (iii) Remington Lodging & Hospitality, LLC, any of its subsidiaries or any other entity controlled by Monty J. Bennett and/or Archie Bennett, Jr.; and (iv) any other entity advised by Ashford Inc. (all such agreements, collectively, “Related Party Agreements”).  Under the Company’s policies, the entry into, or amendment or waiver of any provision of, any Related Party Agreement requires the approval of a majority of independent directors of the Company.  Other revisions made in the amended Code of Ethics are technical, administrative or non-substantive.  The amended Code of Ethics does not materially change the responsibilities and obligations that applied previously.

On April 15, 2019, the Board, upon the recommendation of the Committee, also approved an amended Code of Ethics for the CEO, CFO and CAO (the “Executives’ Code of Ethics”).  The Executives’ Code of Ethics was amended to clarify that the requirement of the Company’s chief executive officer, chief financial officer and chief accounting officer to avoid conflicts of interest is qualified by the specific terms of any Related Party Agreement.  Under the Company’s policies, the entry into, or amendment or waiver of any provision of, any Related Party Agreement requires the approval of a majority of the independent directors of the Company.  Other revisions made in the amended Executives’ Code of Ethics are technical, administrative or non-substantive.  The amended Executives’ Code of Ethics does not materially change the responsibilities and obligations that applied previously.

The foregoing descriptions are qualified in their entirety by reference to the amended Code of Ethics and the amended Executives’ Code of Ethics, which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.  The amended Code of Ethics and the amended Executives’ Code of Ethics are also available on the Company’s website at http://www.snl.com/IRW/govdocs/4384791.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Braemar Hotels & Resorts Inc. Code of Business Conduct and Ethics, dated April 15, 2019.
99.2	Braemar Hotels & Resorts Inc. Code of Ethics for the CEO, CFO and CAO, dated April 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 18, 2019

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Robert G. Haiman
	Name:	Robert G. Haiman
	Title:	Executive Vice President,
General Counsel and Secretary